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                                                               Exhibit (a)(1)(E)

                             OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          WILLAMETTE INDUSTRIES, INC.
                                       AT
                              $48.00 NET PER SHARE
                                       BY
                            COMPANY HOLDINGS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                              WEYERHAEUSER COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON THURSDAY, JANUARY 4, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               November 29, 2000

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated November 29, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Company Holdings, Inc., a Washington corporation (the "Purchaser") and a wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation ("Parent"), to purchase (1) all the outstanding shares ("Shares") of common stock, par value $0.50 per share, of Willamette Industries, Inc. (the "Company"), an Oregon corporation and
(2) unless and until validly redeemed by the Board of Directors of the Company, the related rights to purchase shares of Series B Junior Participating Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of February 25, 2000, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as amended from time to time, the "Rights Agreement"), at a price of $48.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context otherwise requires, all references to the Shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

    Unless the Rights are redeemed prior to the Expiration Date, holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, shareholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Shares prior to the time

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a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are distributed. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business. The Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

    If a shareholder desires to tender Shares and Rights pursuant to the Offer and such shareholder's Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares and Rights held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $48.00 per Share, including the associated Right, net to the seller in cash, without interest.

        2.  The Offer is being made for all outstanding Shares.

        3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 4, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        4. The Offer is conditioned upon, among other things (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that would represent at least a majority of the total number of outstanding Shares on a fully diluted basis, (2) the Company's Board of Directors redeeming the Rights or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (3) full voting rights for all Shares to be acquired by the Purchaser pursuant to the Offer having been approved by the shareholders of the Company pursuant to the Oregon Control Share Act or the Purchaser being satisfied, in its sole discretion, that the provisions of such statute are invalid or otherwise inapplicable to the Offer and the Proposed Merger,
    (4) the Purchaser being satisfied, in its

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    sole discretion, that, after consummation of the Offer, neither the Oregon
    Business Combination Statute nor similar provisions in Article VI of the Company's Articles of Incorporation will prohibit for any period of time, or impose any voting requirements in excess of majority shareholder approval with respect to, the Proposed Merger or any other business combination involving the Company and the Purchaser or any other subsidiary of Parent and (5) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

        5. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares and Rights by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    If you wish to have us tender any of or all the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    In all cases, payment for Shares and Rights accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by First Chicago Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and Rights, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share Certificates, Rights Certificates or Book-Entry Confirmations with respect to Shares or, if applicable, Rights, are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares and Rights pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares and Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          WILLAMETTE INDUSTRIES, INC.
                                       BY
                            COMPANY HOLDINGS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                              WEYERHAEUSER COMPANY

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Company Holdings, Inc., a Washington corporation (the "Purchaser"), dated November 29, 2000 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Purchaser to purchase (1) all the outstanding shares of common stock, par value $0.50 per share (the "Shares"), of Willamette Industries, Inc. (the "Company"), an Oregon corporation, and
(2) unless and until validly redeemed by the Board of Directors of the Company, the related rights to purchase shares of Series B Junior Participating Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of February 25, 2000, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

    This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

                                                       --------------------------------------
                                                       -                                                 -
Number of Shares and Rights to be Tendered:            -                                                 -

                                                       -                                                 -
                                                           -------- Shares*-------- Rights*
                                                       -                                                 -
                                                       --------------------------------------

                                   SIGN HERE

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Signature(s)

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Please Type or Print Name(s)

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Type or Print Address(es)

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Area Code and Telephone No.

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Taxpayer Identification or Social Security No.

Dated:
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*   Unless otherwise indicated, it will be assumed that all your Shares and
    Rights are to be tendered.